                                                                  Exhibit 10-4

                                [LETTERHEAD]

October 5, 1995

Mr. Marcel J. Kole
Chief Financial Officer/Chief Operating Officer
Select Comfort Corporation
6105 Trenton Lane North, Suite 100
Plymouth, MN 55442-3240

Dear Marcel:

This will confirm the understanding that you and I reached on Tuesday concerning the amortization of improvements costs. We have agreed that the FINAL and total amount of costs to be included in the rent calculation is $580,739, which sum includes $15,000 of legal and financing costs, and that payments effective as of October 1st will be $51,494.20 for the balance of the lease term.

Considering that you've already paid $51,275.89, we're agreed that the November 1st payment will be $51,712.42 to cover the difference of $218.22 in the October 1st payment.

I have enclosed a copy of a revised Schedule B that summarizes the calculations. I would ask that you return to me a signed copy of this letter.

Marcel, I think the decision to fix the rent once and for all was a good decision and I appreciate your cooperation and understanding.

Very truly yours,

RUSHMORE PLAZA PARTNERS LIMITED PARTNERSHIP
CHURCHILL RUSHMORE PLAZA CIVIC CENTER, INC., GENERAL PARTNER

/s/ James J. Phelps
----------------------------
James J. Phelps
Vice President

                       ACKNOWLEDGED THIS 9TH DAY OF OCTOBER, 1995

                       SELECT COMFORT CORPORATION

                           /s/ Marcel J. Kole
                           ----------------------------
                       By: MARCEL J. KOLE
                       ITS CHIEF FINANCIAL OFFICER/CHIEF OPERATING OFFICER

                                     SCHEDULE B
                          TO THE SECOND AMENDMENT OF LEASE



I.   EXAMPLE OF BASIC RENT CALCULATION

      Assumptions:

      Substantial Completion Date:                     15-Sept-95
      Improvement Cost                                $565,739.00
      Legal & Financing Costs                          $15,000.00

      Other key parameters:

      Annual Interest Rate                               11.0000%
      Monthly Interest Rate                               0.8735%

      Project Costs                                   $580,739.00

      Revised Lease Payment                            $51,494.20  per month
                                                      $617,930.36  annually

      1st New Lease Payment Due                         01-Oct-95

           Payments Due During
           the 12 month* period              Current Basic Rent          New Basic Rent       Net Change in Basic Rent
------------------------------------------   ------------------          --------------       ------------------------
 01-Oct-95                 31-May-96            $ 338,142.00              $ 411,953.37               $ 73,811.57
 01-Jun-96                 31-May-97            $ 470,326.00              $ 617,930.36              $ 147,604.36
 01-Jun-97                 31-May-98            $ 487,222.00              $ 617,930.36              $ 130,708.36
 01-Jun-98                 31-May-99            $ 487,222.00              $ 617,930.36              $ 130,708.36
 01-Jun-99                 31-May-2000          $ 487,222.00              $ 617,930.36              $ 130,708.36
 01-Jun-2000               31-May-2001          $ 552,818.00              $ 617,930.36               $ 65,112.36
 01-Jun-2001               31-May-2002          $ 552,818.00              $ 617,930.36               $ 65,112.36
 01-Jun-2002               31-May-2003          $ 594,561.00              $ 617,930.36               $ 23,369.36
 01-Jun-2003               31-May-2004          $ 594,561.00              $ 617,930.36               $ 23,369.36


                              * first year is a year of 8 months